Exhibit 99.7

Avalon Receives Paraffin Wax Patent for Enhanced Oil Recovery
Monday August 13, 4:01 pm ET

MINNEAPOLIS--(BUSINESS WIRE)--Avalon Oil & Gas, Inc., (OTCBB:AOGN - News) announced to shareholders today that it received notice that the patent application for its paraffin wax mitigation technology, being marketed as Ultrasonic Mitigation Solutions(TM), has been granted by the U.S. Patent and Trademark Office.

Avalon's innovative Ultrasonic Mitigation Solutions(TM) could save the oil and gas industry from losing billions of dollars per year with a cost efficient environmentally friendly method of removing paraffin wax problems in crude oil production.

"The scope of the problem posed by paraffin wax and other heavy organic deposits in crude oil production around the world is massive," commented Kent Rodriguez, President and CEO of Avalon. A report by the Journal of Petroleum Science & Engineering from the University of Illinois estimates the total annual cost of paraffin wax build up in well-bores to be $18 billion. This represents a substantial potential market for enhanced oil recovery from Avalon's recently patented Ultrasonic Mitigation Solutions.

This enormously expensive problem is caused when wax compounds precipitate out of the crude oil and cause blockages in well-bores, walls of production tubing and surface flow equipment. The deposits of paraffin lead to a fall in production rates of oil from the affected wells. "The estimated return on investment to producers is tremendous, especially when compared to the workover costs of a problem well, which could exceed $1,000,000 per well," added Rodriguez. Paraffin wax deposits in well-bores have resulted in substantial economic losses to oil producers around the world; including sites in North America, China, Mexico, Alaska, the North Sea, the Middle East, North Africa and Venezuela.

Currently available solutions to this problem involve applying an array of chemical solvents to attack deposits and prevent build-up. Chemical solutions alone can create environmental liabilities and issues with disposal. In contrast, Avalon's Ultrasonic Mitigation Solution utilizes ultrasonic waves to break-up current deposits in the production tubing and prevent future formations of the wax molecules in an environmentally safe process. Moreover, with this process, oil producers are saved the cost and operational impact of repeated mechanical pigging operations and costly workovers.

In July 2006, Avalon acquired the exclusive rights to the paraffin wax mitigation technology originally developed by researchers from the University of Wyoming, a noted technical center of expertise for solutions to the paraffin wax build-up. The company recently launched commercialization and partnership programs to support Avalon's Ultrasonic Mitigation Solutions product line.

About Avalon Oil and Gas, Inc.

Avalon Oil & Gas, Inc. is an oil and gas company engaged in the acquisition of oil and gas producing properties. In addition, Avalon's technology group acquires and develops oil production enhancing technologies from early stage licensing partners. Avalon is building an asset portfolio of innovative technologies in the oil and gas industry to maximize enhancement opportunities at its various oil and gas properties.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Avalon Oil & Gas, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact:
Avalon Oil & Gas, Inc.
Kent A. Rodriguez, 952-746-9655
Fax: 952-746-5216
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Source: Avalon Oil & Gas, Inc.